UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2012
Date of Report (Date of earliest event reported)

TagLikeMe Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 North Central Expressway, Suite 560 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

(214) 800-2851
Registrant’s telephone number, including area code

Morgan Creek Energy Corp.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board of Directors (the "Board") of TagLikeMe Corp, formerly known as Morgan Creek Energy Corp., a Nevada corporation (the "Company"), approved the execution of a share exchange agreement dated effective as of May 14, 2012 as fully executed on May 21, 2012 (the "Share Exchange Agreement"), among the Company, Glob Media Works Inc., a private company organized under the laws of the State of Washington ("Glob Media") and the shareholders of Glob Media (the "Glob Media Shareholders").  In accordance with the terms and provisions of the Share Exchange Agreement, the Company will acquire approximately 5,317,033 shares of common stock from the Glob Media Shareholders, which represents all of the issued and outstanding shares of Glob Media, in exchange for the issuance by the Company to the Glob Media Shareholders on a pro rata basis of approximately 9,075,734 shares of its restricted common stock at the rate of $0.03 per share. This will result in Glob Media becoming the wholly-owned subsidiary of the Company. Glob Media is the legal, beneficial and registered owner of certain intellectual property rights for certain software and internet applications (the "Intellectual Property").

In further accordance with the terms and provisions of the Share Exchange Agreement, the name of the Company has been changed to "TagLikeMe Corp.".  Therefore, on May 30, 2012, the Board of Directors of the Company approved the creation of a wholly-owned subsidiary, TagLikeMe Corp. (the "Subsidiary") and the filng of articles of merger with the Nevada Secretary of State (the "Articles of Merger").  In accordance with the terms and provisions of the Articles of Merger, the Corporation was the surviving entity and its name changed from "Morgan Creek Energy Corp." to "TagLikeMe Corp." (the "Name Change").

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

The Corporation submitted documentation with FINRA to effect the Name Change in the market. FINRA received the necessary documentation and announced the effective date for the Name Change as of June 15, 2012. The new trading symbol for the Company is "TAGG" and the new cusip number is 87378P105.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 Press Release of TagLikeMe Corp. dated June 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAGLIKEME CORP.

DATE: June 15, 2012.	By:	/s/ Richard Elliot-Square
Richard Elliot-Square
President/Chief Executive Officer